UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2012

CELGENE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34912	22-2711928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 Morris Avenue, Summit, New Jersey	07901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 673-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02               RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On January 26, 2012, Celgene Corporation issued a press release announcing its financial results for its fiscal quarter and full-year ended December 31, 2011.  A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, that is furnished pursuant to this Item 2.02 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 8.01               OTHER EVENTS

On January 26, 2012, Celgene Corporation (Celgene) and Avila Therapeutics, Inc. (Avila), a privately held biotechnology company, announced a definitive merger agreement under which Celgene Corporation will acquire Avila Therapeutics, Inc.

The transaction has been approved by the Board of Directors of both companies and is subject to customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The acquisition of Avila, which Celgene expects to be completed in the first quarter of 2012, will be accounted for as a purchase transaction.

A copy of the joint press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibit 99.1	Press Release dated January 26, 2012 announcing results for the quarter and full-year ended December 31, 2011. This exhibit is furnished pursuant to Item 2.02 and shall not be deemed to be “filed.”

	Exhibit 99.2	Press Release dated January 26, 2012 announcing the acquisition of Avila. This exhibit is furnished pursuant to Item 8.01 and shall not be deemed to be “filled.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELGENE CORPORATION

Date: January 26, 2012	By:	/s/ Jacqualyn A. Fouse
Jacqualyn A. Fouse
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 26, 2012 announcing results for the quarter and full-year ended December 31, 2011.

99.2	Press Release dated January 26, 2012 announcing the acquisition of Avila.